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                                                                      EXHIBIT 21
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                  SUBSIDIARIES OF SANTA FE PACIFIC CORPORATION
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PINE CANYON LAND COMPANY (DE)                                 100%

SANTA FE PACIFIC INSURANCE COMPANY (VT)                       100%

THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY (DE)        100%
     Alameda Belt Line (CA)                                    50%
     Aubrey Water Company (AZ)                                100%
     The Belt Railway Company of Chicago (IL)                8.33%
     Central California Traction Company (CA)               33.33%
     The Dodge City and Cimarron Valley                       100%
          Railway Company (KS)
     The Gulf and Inter-State Railway Company                 100%
          of Texas (TX)
     Houston Belt & Terminal Railway Company (TX)              25%
     Kansas City Terminal Railway Company (MO)               8.33%
     Los Angeles Junction Railway Company (CA)                100%
     The Oakland Terminal Railway (CA)                         50%
     Oklahoma City Junction Railway Company (OK)              100%
     Rio Grande, El Paso and Santa Fe                         100%
          Railroad Company (TX)
     St. Joseph Terminal Railroad Company (MO)                 50%
     Santa Fe Financial Holdings, Inc. (DE)                   100%
     Santa Fe Forwarding Company (DE)                         100%
     Santa Fe Rail Equipment Company (DE)                     100%
     Santa Fe Receivables Corporation (DE)                    100%
     Santa Fe Terminal Services, Inc. (DE)                    100%
     Star Lake Railroad Company (DE)                          100%
     Sunset Railway Company (CA)                               50%
     Texas City Terminal Railway Company (TX)               33.33%
     TTX Company (DE)                                        10.9%
     The Wichita Union Terminal Railway Company (KS)        33.33%

BNSF CORPORATION (DE)                                          50%

CONSTELLATION 130, INC. (CA)                                  100%

LIMITED PARTNERSHIP MANAGEMENT, INC. (DE)                     100%

SANTA FE PACIFIC RAILROAD COMPANY (ACT OF CONGRESS)           100%

SFP PIPELINE HOLDINGS, INC. (DE)                              100%
     Santa Fe Pacific Pipelines, Inc. (DE)                    100%

SUNSET COMMUNICATIONS COMPANY (DE)                            100%

WALKER-KURTH LUMBER COMPANY (TX)                              100%

THE ZIA COMPANY (DE)                                          100%